Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hotgate Technology, Inc. (the “Company”) on Form

10-Q for the period ending November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, Chuan Beng Wei, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Company’s Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  January 19, 2010

/s/ Chuan Beng Wei

Chuan Beng Wei, Chief Executive Officer